UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2021

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMED	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On June 27, 2021, Amedisys Holding, L.L.C. (“Holding”), a wholly-owned subsidiary of Amedisys, Inc. (“Amedisys” or the “Company”), Amedisys Commodore, L.L.C., a wholly-owned subsidiary of Holding (“Merger Sub”), Contessa Health, Inc. (“Contessa”) and Shareholder Representative Services LLC entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Contessa, with Contessa continuing as a wholly-owned subsidiary of Holding (the “Merger”). The Company joined the Merger Agreement solely for purposes of Section 10.17 of the Merger Agreement. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Merger Agreement.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock and preferred stock of Contessa, other than treasury shares or any shares subject to a proper demand for appraisal under applicable law, will be converted into (i) the right to receive an amount in cash equal to the Closing Per Share Amount, without interest, and (ii) a contingent right to receive an amount in cash equal to each of the Per Share Reserve Amount, the Per Share Escrow Amount and the Per Share Excess Amount, if any.

The Merger Agreement also includes provisions that address the treatment of an outstanding warrant to purchase shares of Contessa common stock and the outstanding equity awards of Contessa in the Merger. Pursuant to the terms of the Merger Agreement, the outstanding warrant to purchase shares of common stock of Contessa, to the extent not otherwise exercised prior to the closing of the Merger, will be deemed exercised and each share of Contessa common stock issued upon such exercise will be cancelled and extinguished and converted into (i) the right to receive an amount in cash equal to the Closing Per Share Amount, without interest, less the exercise price per share, and (ii) a contingent right to receive an amount in cash equal to each of the Per Share Reserve Amount, the Per Share Escrow Amount and the Per Share Excess Amount, if any. All unvested or unexercised equity awards will become fully vested and exercisable, as applicable, immediately prior to the Effective Time. As of the Effective Time, all outstanding stock options to purchase shares of Contessa common stock will be terminated and cancelled and will be converted into (i) the right to receive, with respect to each share of common stock subject to such options, an amount in cash equal to the Closing Per Share Amount less the exercise price per share, without interest, and (ii) a contingent right to receive an amount in cash equal to each of the Per Share Reserve Amount, the Per Share Escrow Amount and the Per Share Excess Amount, if any, in each case, net of applicable withholding.

The total consideration for the Merger is $250 million, subject to closing adjustments as provided in the Merger Agreement. The Company will use a mix of cash on hand at the time of closing and funds drawn under the Company’s revolving credit facility to fund the Merger.

The Merger Agreement contains customary representations, warranties and covenants as well as indemnification provisions.

The Merger is subject to customary closing conditions, including regulatory requirements and approval by Contessa’s stockholders, which is required to be effectuated pursuant to an action by written consent of the requisite holders delivered to Holding within five business days of the date of the Merger Agreement. The Merger Agreement provides for certain termination rights for both Holding and Contessa. The parties expect to close the Merger on August 1, 2021.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. The foregoing description of the Merger Agreement has been included to provide the Company’s stockholders with information regarding its terms. It is not intended to provide any other information about the Company, Contessa or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and (i) may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, (ii) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (iii) may be subject to a contractual standard of materiality applicable to the parties that differs from what a stockholder may view as material and (iv) may have been made only as of the date of the Merger Agreement or as of another date or dates as may be specified in the Merger Agreement, and information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, if at all. Accordingly, stockholders should not rely upon representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Contessa or their respective subsidiaries and affiliates.

SECTION 7 - REGULATION FD

Item 7.01.	Regulation FD Disclosure.

On June 30, 2021, the Company and Contessa issued a joint press release announcing that it had entered into the Merger Agreement, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, a copy of the supplemental slides which the Company plans to discuss during the investor conference call at 7:00 p.m. ET on Wednesday, June 30, 2021, as announced in the joint press release, is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Merger, the Company is in discussions with its lenders to amend and restate its credit facility to include a $450 million term loan facility and a $550 million revolving credit facility (the “Refinancing”). The Company plans to use the additional funding for future home health and hospice acquisitions.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibits 99.1 and 99.2 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibits 99.1 and 99.2 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Forward-Looking Statements:

This report contains certain information, including statements as to the expected timing, completion and effects of the proposed transaction involving Amedisys and Contessa, and the planned Refinancing, which may constitute forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Such forward looking statements include, among others, statements about the benefits of the proposed transaction, including future financial and operating results, plans, objectives, expectations for Amedisys and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of management and are subject to significant risks and uncertainties outside of its control. These risks and uncertainties include, among others: the possibility that the anticipated benefits from the proposed transaction will not be realized, or will not be realized within the expected time periods; the occurrence of any event, change or other circumstances that could give rise to termination of the proposed transaction agreement or cause the proposed transaction not to close within the anticipated timeline or at all; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; risks associated with the retention of key employees; the inability to obtain necessary regulatory approvals of the proposed transaction or the receipt of such approvals being subject to conditions that are not anticipated; and the possibility that the Refinancing may not close. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated June 30, 2021 (furnished only)

99.2	Supplemental slides regarding the Merger (furnished only)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Paul B. Kusserow
Paul B. Kusserow
Chief Executive Officer and Chairman of the Board

DATE: June 30, 2021